EXHIBIT 4.1


Draft  Direttori letter under second cycle of 1999 plan
                                                            .............., 2000


Dear  Mr/Mrs

         On February 18, 2000 the Board of Directors of Fiat S.p.A. has adopted the second grant cycle of the Stock Option Plan pursuant to which employees of Fiat S.p.A. and of its subsidiaries, designated on an international basis, may be granted options to purchase Fiat ordinary shares at a defined price.

           With this decision we reconfirm the objectives of strengthening the retention of Management and involving it in the results of the Fiat Group.

    Insofar as the attribution of the rights to the employees is concerned, the objective criteria used to designate them are governed by the level of responsibility exercised and evaluation of performance.

    We are pleased to notify you that you will participate in this second grant cycle.

    For such purpose you will find attached the individual document that grants the options, including the applicable Provisions.

    We call your attention to the fact that your participation in the Plan is subject to the return of the copy of the individual grant document, duly signed for acceptance and agreement. It is to be returned to us through the Personnel Department of the company where you work.

    We are certain that you will appreciate this initiative.

    Best regards.

    Fiat S.p.A.


   The Chairman                                 The Chief Executive Officer
   (Paolo Fresco)                              (Paolo Cantarella)

                                                           Date..........., 2000
Individual form for granting of the Options



Grantee :  ..........................................


On February 18, 2000 the Board of Directors of Fiat S.p.A. adopted a resolution to enact the second grant cycle of a stock option plan (Options 2000) reserved for employees with the title of Direttore granting the right to purchase Fiat ordinary shares until February 18, 2008.



       We notify you that, in relation to an evaluation of the responsibilities entrusted to you and in relation to your individual performance you will be granted:

      --------------------------------------------------------------------------

                           N. ............Options 2000

      --------------------------------------------------------------------------


       These Options 2000 can be exercised within the periods and with the terms and conditions included in the Provisions that are an integral and substantive part of this form and are incorporated herein for reference.

       It is understood and agreed that any taxes or social contributions that may result from the granting or holding of the Options 2000 or from the subsequent purchase or sale of the shares are your exclusive responsibility and shall be entirely borne by you, as per applicable Italian law.

       The granting of said Options 2000 is subject to your accepting and completing this form. For this purpose you shall transmit to us, through the Personnel Department of the company at which you are employed, a copy of this form, duly signed for acceptance and agreement:

       a) in box 1 for the number of options granted to you, for the accuracy of your personal data and for the authorization for us to utilize such data.

       b) in box 2 for the overall contents of the above mentioned Provisions and specifically for certain terms and conditions.

    ----------------------------------------------------------------------------

    BOX 1

    First name ..............................  Last name  ......................

    Employing company     ......................................................

    Country of residence     .....................

    Citizenship  ..............................

    Identification numb. (tax id / ss/health reg.)   ...........................

    Company address          ...................................................

    Residence                  Country  ......................

                               City   ..................    Postal code  .......

                               Street & no. ....................................

    Place and date of birth    .................................................




    I hereby declare to accept the number of Options 2000 granted to me and acknowledge the following facts:

    - That Fiat S.p.A. is appointed as a "user" and guarantees that the above personal data is collected and shall be utilized only for the purpose of enacting the Provisions of Stock Options 2000 included in this form.

    - The data will be maintained by Fiat S.p.A. and be subject to manual or data processing procedures, all in the respect of the law and in keeping with best standards of security and confidentiality.

    - It is not possible for Fiat S.p.A. to implement these Provisions for me and grant me the Options 2000 without using the above data.

    -  Under Italian Law my privacy rights are protected by art. 13 0f Law
       6754/96.


    Date ....................      Signature  ..................................

    ----------------------------------------------------------------------------

                  PROVISIONS FOR THE "STOCK OPTIONS 2000" PLAN


       FOREWORD


       The following provisions cover the management of the February 2000 second cycle of the stock option plan (hereinafter called the Stock Options
       2000) pursuant to which options (hereinafter called Options 2000) will be granted to purchase Fiat S.p.A. ordinary shares (hereinafter called the Shares), to the employees holding the title of "Direttori" (hereinafter called the Grantees) of Fiat S.p.A. (hereinafter called Fiat) and of the subsidiaries of Fiat companies consolidated on a line by line basis or, even if excluded from line by line consolidation under the applicable law, certain other Fiat Group companies of particular importance (hereinafter both called Subsidiaries).

       The terms and conditions of these provisions must be considered in their entirety and are therefore not applicable separately or individually to the Grantees.



       1)  PURPOSE

       The Stock Options 2000 provides for the granting of Options 2000 to purchase Shares, at a price of Euro 30.63, to be issued in compliance with the resolution of the Fiat S.p.A. Board of Directors dated February 18, 2000.

       The number of shares and their purchase price may vary, in accordance with the provisions of Section 7 hereof, related to any changes in the capital stock of Fiat duly authorized during the terms of the Options 2000 described herein.

       2) GRANTEES : QUALIFICATIONS AND EXCLUSIONS

       The Grantees of the Stock Options 2000 are those employees that, on February 18, 2000, have the following qualifications:

       - are an employee, on an indefinite time basis, of Fiat or of a Subsidiary of Fiat;

       - have the title of "Direttore";

       - have completed all required probationary periods;

       Employees meeting the above conditions will however be excluded from Stock Options 2000 if he or she:

       - has given or received notice of intent to terminate employment;

       - is scheduled to leave the Fiat Group in 2000 and such termination of employment has been agreed with his or her employer;

       - has fulfilled the requirements to qualify for a mandatory age pension ("pensione di vecchiaia") or will fulfill such requirements before February 18 ,2002. This specific provision shall not apply in those countries where it is not allowed by law.;

       - is not prevented from or limited in the exercise of the Options 2000 by any laws, rules or regulations;

     - is included in another stock option plan in the companies in which they work.

       Taking into consideration the requirements stated above, a listing of the Subsidiaries and the Grantees meeting such requirements shall be prepared and shall be certified by the Chairman and the Managing Director (CEO) of Fiat.


       3) GRANTING AND ACCEPTANCE OF THE OPTIONS 2000


       The granting of the Options 2000 is effective when the Grantee receives the individual document specifying the number of Options 2000 he or she is granted.

       The acceptance of the granting of the Options 2000 and of these terms and conditions is effective when the copy of the above individual document is executed by the Grantee as required and delivered to FIAT.


       4) CRITERIA FOR THE GRANTING OF THE OPTIONS 2000


       The number of Options 2000 offered to each individual Grantee will be determined utilizing the following evaluation criteria related to ones activity:

       a) level of responsibility: this evaluation will be made employing the instruments and methods used by the Companies of the Group for similar purposes;

       b) level of achievement of work results and implementation of the Values and Policies of the Fiat Group. This evaluation will be performed on the basis of both the criteria to determine the payout under the variable compensation plan and of management performance over the past three years .

       The first criteria shall determine the placement of each Grantee within a specific classification. Each classification shall have an average number of Options 2000 available for Grant to each person within that classiffication.

       The second criteria shall determine the actual number of Options 2000 granted to the specific person with respect to the average number for grant to that class.


       5) OPTIONS 2000 AND THEIR RESTRICTIONS


       The Options 2000 give each Grantee the right to purchase the number of Shares indicated in the individual grant document at the price, terms and conditions indicated in these Provisions.

       The Options 2000 to be granted shall be an individual right of the Grantee, and are not transferable in any manner and not available to the Grantee until the date of exercise except as provided for in Section 6 c) hereof, in case of death of the Grantee.

       In consideration of the above non-availability, the Options 2000 do not constitute income or a benefit and are not considered as direct or indirect compensation for the work performed by the Grantee for Fiat or for one of its Subsidiaries.


       6) TIME PERIOD DURING WHICH THE OPTIONS 2000 SHALL BE EXERCISED


       The Options 2000 may be exercised, in tranches determined by the Grantee, commencing from February 18, 2001 to February 18, 2008. In the first four years from February 18, 2001 the number of options exercised cannot exceed, on a cumulative basis, 25% of the total number of Options 2000 granted.

       Consequently the exercise of all options will be permitted only after February 18, 2004.

       The Options 2000 may be exercise at any time during the year except for the following periods:

       - between January 1 and the date on which the results of Fiat , even if preliminary (dati preconsuntivi), for the preceding year are publicly announced;

       - between the Board of Directors meeting that approves the financial statements of the preceding year and the date on which the results of Fiat S.p.A. for the first half of the current year are publicly announced.

       Options 2000 not exercised before February 18, 2009 shall expire in all respects and be of no further effect whatsoever.

       Furthermore, before February 18, 2008:


       a) the Options 2000 that have become exercisable but have not yet been effectively exercised shall terminate for all purposes as follows:

           - immediately upon the termination of the employment of the Grantee for cause;

           - in all other instances of termination of employment with the Company or a Subsidiary, except for intra-group transfers, 30 (thirty) calendar days after the official date of termination, irrespective of any notice period;

           - in the instance of the employing company of the Grantee loosing its status as a Subsidiary, 30 calendar days after such event.


       b) the Options 2000 which have not yet become exercisable will terminate for all purposes at the time of occurrence of any of the following events:

           - the employment of the Grantee is terminated for any reason whatsoever except, however, for intra-group transfers;

           - the employer company of the Grantee looses its status as Subsidiary.


       c) In case of death of the Grantee, the Options 2000 that have not yet become exercisable shall terminate for all purposes effective on the date of death.

           The Options 2000 which, although exercisable have not yet been exercised at the date of death shall be exercisable, as provided herein but no later than February 18, 2008, as described above, by those that are entitled to do so under the applicable inheritance laws.

           It shall however be required that persons claiming the above right must establish it by providing the applicable and valid proof of their right and evidence of appropriate probate or other testamentary proceedings being opened and the date and place of death.


       7) PRICE OF THE SHARES


       The price at which the Shares shall be purchased, 30.63 Euro, is the average official price on the Stock Exchange during the twenty daily sessions preceding February 18, 2000 , the date of granting of the Options 2000.

       This price shall change only if the structure of the capital stock of Fiat is modified. In such case the change in price will be determined by applying to the price of the shares, calculated as above, the adjustment factor determined by the AIAF (Italian Association of Financial Analysts) or, if not available, by Borsa Italiana S.p.A.

       In case of free stock distribution or bundling or stock splits of the Fiat Shares, the price and number of the Shares purchasable under the Options 2000 granted will vary proportionally.


       8) EXERCISE OF THE OPTIONS 2000


       Once the Plan has been put into effect, but in no event later than the termination of the related right set forth in Section 6 hereof, the Grantee may exercise, subject to provisions of section 6, in whole or in part, the Options 2000 granted to him or to her. The Grantee shall carry this into effect by communicating in writing to Fiat, on a specifically designated form, the date on which he or she intends to exercise the Options and assumes the obligation to pay the required amounts within the dates indicated


       9) AVAILABILITY OF THE SHARES


       The Shares shall be made available to the Grantee in a share account ("Conto Titoli") in his or her name on the day the agreed payment for the Shares is made.

       The Grantee who has exercised his or her Option and purchased the Shares may at any time request that such Shares be:

       - sold, or

       - transferred to any other financial intermediary ("Intermediario") of his or her choice.


       10) GOVERNING LAW AND JURISDICTION ON CONTROVERSIES


       These Provisions, the granting and acceptance of the Options 2000, the purchase of the Shares, and the related procedures and any related or connected rights or obligations whatsoever shall be governed by and interpreted under the laws of the Republic of Italy.
       Any controversy of any kind or character related to or connected with the contents of these Provisions shall be resolved under the exclusive jurisdiction of the Courts of Torino, Italy.



      --------------------------------------------------------------------------

      BOX  2


      I hereby accept and agree with the contents and the terms and conditions of the Provisions


                                               THE GRANTEE
      Signature           ......................................................


         I specifically approve and accept the contents of the Provisions of Stock Options 2000 under articles 2) Grantees : qualifications and exclusions ; 5) Options 2000 and their restrictions; 6) Terms, lapsing and termination of Options 2000; 7) Changes in the number and in the price of shares that may be purchased; 10) Governing law and jurisdiction on controversies.


                                                    THE GRANTEE

      Date .....................     Signature .................................

      --------------------------------------------------------------------------